UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 1, 2010
comScore, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-1158172	54-1955550

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
11950 Democracy Drive, Suite 600
Reston, Virginia 20190
(Address of principal executive offices, including zip code)
(703) 438-2000
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
Stock Purchase Agreement
On July 1, 2010, comScore, Inc., a Delaware corporation (“comScore”), entered into and closed on a definitive Stock Purchase Agreement (the “Stock Purchase Agreement”) with Nexius, Inc., a Virginia corporation (“Nexius”), all of the shareholders of Nexius and Nabil Taleb, as representative of the shareholders of Nexius.
The information set forth in Item 2.01 below with respect to the terms of the Stock Purchase Agreement is incorporated into this Item 1.01 by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.
On July 1, 2010, comScore completed its purchase of all of the outstanding capital stock of Nexius, and Nexius became a wholly-owned subsidiary of comScore. The acquisition was accomplished pursuant to the Stock Purchase Agreement. Nexius is a provider of mobile carrier-grade products that deliver network analysis focused on the experience of wireless subscribers, as well as network intelligence with respect to performance, capacity and configuration analytics. Prior to its acquisition by comScore, Nexius divested its consulting services business division.
The aggregate amount of the consideration paid by comScore upon the closing of the transaction was $23.6 million, of which approximately $3.1 million was paid in cash to satisfy certain of Nexius’s existing debt obligations. Following payment of transaction expenses, the remaining estimated merger consideration of $15.3 million in cash and an aggregate of 308,510 shares of comScore common stock was paid to the Nexius shareholders and holders of certain Nexius equity rights. The number of shares of comScore common stock was determined based on the average closing price of comScore’s common stock on the NASDAQ Global Market for the 30 consecutive trading days ended June 28, 2010.
All outstanding equity rights of Nexius were cancelled at closing, and the holders of such equity rights received consideration solely in the form of grants of restricted comScore common stock issued under the comScore 2007 Equity Incentive Plan. A total of 137,725 shares of comScore common stock was issued to these holders. Such restricted stock grants vest over a three-year period, with 25% of the total shares subject to grant vested upon issuance and an additional 25% of the total shares subject to grant vesting on each anniversary of the closing date thereafter, subject to such holders continued status as a service provider to comScore.
An aggregate of $3.4 million in cash and 44,442 shares of Nexius common stock, combined representing an aggregate value of $4.1 million upon closing, was withheld from the amount paid to the Nexius shareholders at closing and deposited into an escrow fund pursuant to an escrow agreement as security for the payment, if any, of post-closing net working capital adjustments to comScore and for the indemnification obligations of the former Nexius shareholders under the Stock Purchase Agreement. Forty percent (40%) of any then-remaining escrowed cash and stock will be released to the former Nexius shareholders on the date 12 months from the closing provided there had been no material indemnification claims by comScore by such time, and the remainder of the escrowed cash and stock will be released to the former Nexius shareholders on the date 24 months from the closing, subject in each case to the terms of the escrow agreement (including with respect to claims for indemnification made by comScore at the time of each such release).
The transaction consideration is subject to post-closing adjustment specified in the Stock Purchase Agreement based on the net working capital of Nexius upon the closing of the transaction. If the post-closing net working capital adjustment results in an increase to the transaction consideration, the former Nexius shareholders will receive payment of that adjustment amount in cash from comScore. Any purchase price decrease resulting from such post-closing net working capital adjustment will be payable to comScore in cash out of the escrow fund; provided, however, that any payment from the escrow for this purpose in excess of $100,000 will be reimbursed by the former Nexius shareholders.
The foregoing description of the Stock Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Stock Purchase Agreement, a copy of which is will be filed with comScore’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2010 pursuant to Regulation S-K, Item 601(a)(4).
The Stock Purchase Agreement contains customary representations and warranties made by and to the parties thereto as to specific dates. The assertions embodied in those representations and warranties are qualified by information contained in confidential disclosure schedules that the parties exchanged in connection with negotiating the terms of the Stock Purchase Agreement. Accordingly, investors and comScore shareholders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances, since they were only made as of the date of the Stock Purchase Agreement and are modified in important part by the underlying disclosure schedules. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Stock Purchase Agreement, which subsequent information may or may not be fully reflected in comScore’s public disclosures. In addition, certain representations and warranties may be subject to a contractual standard of materiality different from what might be viewed as material to shareholders, or may have been used for the purpose of allocating risk between the respective parties rather than establishing matters as facts. For the foregoing reasons, no person should rely on the representations and warranties as statements of factual information at the times they were made or otherwise.

Item 3.02.	Unregistered Sales of Equity Securities.
The information set forth in Item 2.01 above with respect to shares of comScore issued pursuant to the transaction is incorporated into this Item 3.02 by reference.

Item 7.01	Regulation FD Disclosure.
On July 1, 2010, comScore issued a press release announcing the execution of the Stock Purchase Agreement and the completion of the acquisition of Nexius by comScore. The press release is furnished with this Current Report as Exhibit 99.1.
The information provided in Item 7.01 of this Current Report on Form 8-K and in the attached Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.
(a) Financial Statements of Businesses Acquired.
The financial statements required to be filed pursuant to Item 9.01(a) will be filed by an amendment to this Current Report on Form 8-K not later than 71 calendar days after the date that this Current Report on Form 8-K is required to be filed.
(b) Pro Forma Financial Information.
The pro forma financial information required to be filed pursuant to Item 9.01(b) will be filed by an amendment to this Current Report on Form 8-K not later than 71 calendar days after the date that this Current Report on Form 8-K is required to be filed.
(d) Exhibits.

Exhibit No.	Description
99.1	Press release of comScore issued on July 1, 2010 *

*	This Exhibit is being furnished, not filed, with this Current Report on Form 8-K. Accordingly, this Exhibit will not be incorporated by reference into any other filing made by the Company with the Securities and Exchange Commission unless specifically identified therein as being incorporated by reference.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

comScore, Inc.
By:	/s/Christiana L. Lin
Christiana L. Lin
General Counsel and Chief Privacy Officer

Date: July 1, 2010

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release of comScore issued on July 1, 2010*

*	This Exhibit is being furnished, not filed, with this Current Report on Form 8-K. Accordingly, this Exhibit will not be incorporated by reference into any other filing made by the Company with the Securities and Exchange Commission unless specifically identified therein as being incorporated by reference.